As filed with the Securities and Exchange Commission on March 31, 2009

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	68-0373593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard

Hayward, California 94545

(Address of principal executive offices)

2006 EQUITY INCENTIVE PLAN

2006 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Stephen J. Fanning

Chairman, President and Chief Executive Officer

Solta Medical, Inc.

25881 Industrial Boulevard

Hayward, California 94545

(510) 782-2286

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Chris F. Fennell, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	1,799,219 shares(2)	$ 0.70(3)	$ 1,259,453.30	$ 70.28
Common Stock $0.001 par value	900,000 shares(4)	$ 0.60(5)	$ 540,000.00	$ 30.14
TOTAL	2,699,219 shares	—	$ 1,799,453.30	$ 100.42

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of our common stock that become issuable under our 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock.

(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals. This subtotal represents (i) the number of additional shares authorized to be issued under our 2006 Equity Incentive Plan, and (ii) additional shares issuable under our 2006 Equity Incentive Plan resulting from the cancellations, repurchases and returns of outstanding stock options under our 1997 Stock Option Plan.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of our common stock as reported on The Nasdaq Global Market on March 26, 2009.

(4)	This subtotal represents the number of additional shares authorized to be issued under our 2006 Employee Stock Purchase Plan.

(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of our common stock as reported on The Nasdaq Global Market on March 26, 2009. Pursuant to our 2006 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of our common stock shall be an amount equal to 85% of the fair market value of a share of our common stock on the Enrollment Date or the Exercise Date (as defined in such plan), whichever is lower.

REGISTRATION STATEMENT ON FORM S-8

INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

We previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “SEC”) on November 27, 2006 (File No. 333-138958), April 4, 2007 (File No. 333-141885) and March 14, 2008 (File No. 333-149739) in connection with our 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan (the “Prior Registration Statements”). We are filing this Registration Statement on Form S-8 to register an additional 1,799,219 and 900,000 shares of our common stock pursuant to our 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, respectively. Pursuant to General Instruction E of Form S-8, the contents of our Prior Registration Statements relating to our 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan are incorporated by reference into this Registration Statement to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Solta Medical, Inc. with the Securities and Exchange Commission:

(a) Our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 31, 2009.

(b) Our current reports on Form 8-K, as filed with the SEC on January 7, 2009, January 12, 2009, January 28, 2009, February 23, 2009 and March 11, 2009.

(c) The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), declared effective on November 9, 2006, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and investment partnerships of which such persons are partners, beneficially own less than 0.3% of our common stock.

Item 6.	Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors and officers, and may indemnify our other employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under our Amended and Restated Bylaws, we are also empowered to enter into indemnification agreements with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. We have procured and intend to maintain a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

We have entered into indemnification agreements with our directors, officers and others. Under these agreements, we are required to indemnify them against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual or threatened proceeding, if any of them may be made a party to such proceeding because he or she is or was one of our directors, officers, employees or agents. We are obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

In addition, our Amended and Restated Certificate of Incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in our Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Our Amended and Restated Certificate of Incorporation as filed with the Secretary of State of Delaware on November 14, 2006 (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1, as amended (Registration No. 333-136501), as declared effective November 9, 2006)

4.2	Our Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-1, as amended (Registration No. 333-136501), as declared effective November 9, 2006)

4.3	2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form S-1, as amended (Registration No. 333-136501), as declared effective November 9, 2006)

4.4	2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form S-1, as amended (Registration No. 333-136501), as declared effective November 9, 2006)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.1	Power of Attorney (see page II-5).

Item 9.	Undertakings.

A. We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to applicable law, our Amended and Restated Certificate of Incorporation, Bylaws, Rights Agreements or indemnification agreements, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solta Medical, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on this 31st day of March, 2009.

SOLTA MEDICAL, INC.

By:	/s/ Stephen J. Fanning
Stephen J. Fanning
Chairman, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Fanning and John F. Glenn, jointly and severally, as her or his attorneys-in-fact, with full power of substitution in each, for her or him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or her or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Fanning (Stephen J. Fanning)	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 31, 2009

/s/ John F. Glenn (John F. Glenn)	Chief Financial Officer (Principal Financial Officer)	March 31, 2009

/s/ Cherry Hu (Cherry Hu)	Vice President, Principal Accounting Officer and Corporate Controller (Principal Accounting Officer)	March 31, 2009

/s/ Harold L. Covert (Harold L. Covert)	Director	March 31, 2009

/s/ Len DeBenedictis (Len DeBenedictis)	Director	March 31, 2009

/s/ Edward W. Knowlton, MD (Edward W. Knowlton, MD)	Director	March 31, 2009

/s/ Cathy L. McCarthy (Cathy L. McCarthy)	Director	March 31, 2009

/s/ Marti Morfitt (Marti Morfitt)	Director	March 31, 2009

/s/ Mark M. Sieczkarek (Mark M. Sieczkarek)	Director	March 31, 2009

/s/ Eric Stang (Eric Stang)	Director	March 31, 2009

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Our Amended and Restated Certificate of Incorporation as filed with the Secretary of State of Delaware on November 14, 2006 (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1, as amended (Registration No. 333-136501), as declared effective November 9, 2006)

4.2	Our Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-1, as amended (Registration No. 333-136501), as declared effective November 9, 2006)

4.3	2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form S-1, as amended (Registration No. 333-136501), as declared effective November 9, 2006)

4.4	2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form S-1, as amended (Registration No. 333-136501), as declared effective November 9, 2006)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.1	Power of Attorney (see page II-5).